Exhibit 99.1

TVI CORPORATION REPORTS FIRST QUARTER 2008

FINANCIAL RESULTS

GLENN DALE, MD – May 7, 2008 – TVI Corporation (NASDAQ: TVIN), an international supplier of military and civilian emergency first responder and first receiver products, personal protection products, quick-erect shelter systems and event shelter and equipment rentals, today announced its financial results for the first quarter ended March 31, 2008.

First Quarter 2008 Results

•	Revenue was $6.5 million, compared with $14.3 million for the first quarter of 2007.

•	Gross profit margin was 17.4%, compared with 17.8% for the first quarter of 2007.

•	Operating loss was $3.6 million, compared with operating loss of $3.8 million for the first quarter of 2007.

•	Net loss was $3.1 million, or ($0.09) per share, compared with net loss of $2.6 million, or ($0.08) per share, for the first quarter of 2007.

•	Cash and short-term investments totaled $481,000 as of March 31, 2008, compared with $328,000 as of December 31, 2007.

Comments on the First Quarter 2008

“TVI’s first-quarter 2008 financial results show that we are still a company in turnaround,” said Lt. General Harley A. Hughes, TVI’s President and Chief Executive Officer. “While first-quarter revenue was lower than anticipated, we believe that our turnaround effort remains on track. Operating margins improved; we continued to manage costs within our business; and we secured a number of significant contracts that will generate revenue in the coming months.”

“The recently awarded contracts with the U.S. Army and the National Guard illustrate the success of our strategic initiatives to target customers within the diverse, well-funded government sector,” Hughes said. “Following the initial $2.5 million C2A1 order from the U.S. Army, we received a $5.1 million follow-on order for our filter canisters, bringing the Army’s total C2A1 order to more than $7.5 million. This relationship with the Army exemplifies the type of higher-quality revenue we are seeking. Similarly, the National Guard order comes with an opportunity for significant follow-on orders if we perform to expectations.”

“In addition, I want to commend our engineering team for finding ways to develop new products and add customer focused features and functions notwithstanding very limited resources,” said Hughes. “This strategy led to the sale of two newly developed mortuary affairs systems to the Army. We continue to show how nimble and flexible our Company can be by bringing product enhancements to our target markets even as needs evolve.”“

“Our relationship with Branch Banking & Trust (BB&T) continues to be integral to our success,” Hughes said. “The restructuring of our credit facility earlier in the quarter enables us to manage our business for the short-term, while we focus our longer-term efforts toward achieving operating profitability. BB&T continues to provide TVI with the financial flexibility we need to successfully implement our turnaround.”

Business Outlook

“TVI’s turnaround strategy is well underway and we are confident that our progress will be visible in the coming quarters,” Hughes said. “We anticipate additional contract wins from our target customers in various segments of the military market. We expect TVI’s top-line results to improve in the second quarter over the first quarter of 2008. We also continue to expect to report operating profit in the third quarter of 2008.”

Conference Call Information

TVI’s management will host a conference call today at 10:00 a.m. (ET). To participate in the call please dial (877) 407-5790 or (201) 689-8328. To listen to the live webcast, visit the Company’s website at www.tvicorp.com prior to the event’s broadcast. Interested parties unable to listen to the live call may access an archived version of the webcast on TVI’s website.

About TVI Corporation

TVI Corporation, headquartered in Glenn Dale, Maryland, is an international supplier of military and civilian emergency first responder and first receiver products, personal protection products and quick-erect shelter systems. These products include powered air-purifying respirators, respiratory filters and quick-erect shelter systems used for decontamination, hospital surge systems and command and control. The users of these products include military and homeland defense/homeland security customers. Through its Signature Special Event Services business, TVI is a leading full-service shelter and equipment rental company serving the government and defense, corporate, sporting and hospitality industries.

The TVI designation is a registered trademark of TVI Corporation. All other company and product names mentioned above are trade names and/or trademarks of their respective owners. For more information concerning TVI, please visit the Company at: www.tvicorp.com. This reference to the TVI website is an active textual reference and the contents of the site are not part of this press release.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

Certain information contained in this press release constitutes forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 and involves expectations, beliefs, plans, intentions or strategies regarding the future. These statements may be identified by the use of forward-looking words or phrases such as “should,” “anticipates,” “believes,” “expects,” “might result,” “estimates” and others. These forward-looking statements are based on information available to TVI as of the date hereof and involve risks and uncertainties and are not guarantees of future performance, as actual results could differ materially from our current expectations. Numerous factors could cause or contribute to such differences, including, but not limited to, those set forth in the Company’s Annual

Report to Stockholders, periodic reports, registration statements and other filings made with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as to the date of the press release. We assume no obligation to update any such forward-looking statements, whether as a result of new information, future events or otherwise.

On May 2, 2008, TVI filed a preliminary proxy statement in connection with its 2008 annual meeting of stockholders. Prior to the annual meeting, TVI will furnish a definitive proxy statement to its stockholders, together with a WHITE proxy card. TVI stockholders are strongly advised to read TVI’s proxy statement as it contains important information. Stockholders may obtain TVI’s preliminary proxy statement, any amendments or supplements to the proxy statement, and other documents filed by TVI with the Securities and Exchange Commission for free at the Internet website maintained by the Securities and Exchange Commission at www.sec.gov. Copies of the definitive proxy statement and any amendments and supplements to the definitive proxy statement will also be available for free at TVI’s Internet website at www.tvicorp.com or by writing to TVI Corporation, 7100 Holladay Tyler Road, Glenn Dale, MD 20769, Attention: Corporate Secretary. Detailed information regarding the names, affiliations and interests of individuals who are participants in the solicitation of proxies of TVI’s stockholders is available in TVI’s preliminary proxy statement filed with the Securities and Exchange Commission on May 2, 2008.

Contacts:

TVI Corporation

Harley A. Hughes, President and Chief Executive Officer

(301) 352-8800

Sharon Merrill Associates

Jim Buckley, Executive Vice President

(617) 542-5300

TVI CORPORATION

CONSOLIDATED BALANCE SHEETS

March 31, 2008 and December 31, 2007

(In thousands, except per share data)

	(Unaudited)
	March 31, 2008	December 31, 2007
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$481	$328
Accounts receivable – trade, net	3,645	6,158
Inventories, net	5,647	5,203
Income taxes receivable	2,858	2,858
Deferred income taxes, net	959	209
Prepaid expenses and other current assets	1,255	1,700

Total current assets	14,845	16,456

PROPERTY, PLANT AND EQUIPMENT, NET	19,196	19,398

OTHER ASSETS
Goodwill	3,602	3,602
Intangible assets, net	1,408	1,372
Deferred income taxes, net	3,439	3,090
Other	178	178

Total other assets	8,627	8,242

TOTAL ASSETS	$42,668	$44,096

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Line of credit	$3,909	$—
Accounts payable	4,976	4,116
Accrued expenses	4,440	4,648
Current portion of long-term debt	2,727	2,292

Total current liabilities	16,052	11,056

LONG-TERM LIABILITIES
Long-term debt, net of current portion	19,773	23,144

Total long-term liabilities	19,773	23,144

TOTAL LIABILITIES	35,825	34,200

STOCKHOLDERS’ EQUITY
Preferred stock – $1.00 par value; 1,200 shares authorized, no shares issued and outstanding at March 31, 2008 and December 31, 2007	—	—
Common stock – $0.01 par value; 98,800 shares authorized, 34,169 and 33,174 shares issued and outstanding at March 31, 2008 and December 31, 2007, respectively	342	342
Additional paid-in capital	26,822	26,798
Retained earnings (accumulated deficit)	(20,321)	(17,244)

TOTAL STOCKHOLDERS’ EQUITY	6,843	9,896

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$42,668	$44,096

TVI CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

For the Quarters Ended March 31, 2008 and 2007

(In thousands, except per share data) (Unaudited)

	Quarters Ended March 31,
	2008	2007
NET REVENUE	$6,537	$14,320

COST OF REVENUE	5,397	11,768

GROSS PROFIT	1,140	2,552

OPERATING EXPENSES
Selling, general and administrative expenses	4,304	5,908
Research and development expenses	470	469

Total operating expenses	4,774	6,377

OPERATING LOSS	(3,634)	(3,825)

GAIN ON SALE OF ASSETS	(160)	—
INTEREST AND OTHER EXPENSE, NET	703	516

LOSS BEFORE INCOME TAX BENEFIT	(4,177)	(4,341)

INCOME TAX BENEFIT	(1,100)	(1,736)

NET LOSS	$(3,077)	$(2,605)

LOSS PER COMMON SHARE – BASIC	$(0.09)	$(0.08)
AVERAGE NUMBER OF COMMON SHARES OUTSTANDING – BASIC	34,169	33,259

LOSS PER COMMON SHARE – DILUTED	$(0.09)	$(0.08)
AVERAGE NUMBER OF COMMON SHARES OUTSTANDING – DILUTED	34,169	33,259

TVI CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Three Months Ended March 31, 2008 and 2007

(In thousands)

(Unaudited)

	2008	2007
OPERATING ACTIVITIES
Net income (loss)	$(3,077)	$(2,605)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	770	1,111
Non cash interest expense	25
Gain on sale of assets	(160)	—
Write-off of capitalized loan costs	57	—
Provision for doubtful accounts	53	86
Deferred income tax benefit	(1,134)	(1,975)
Stock-based compensation expense	24	115
Earnings on marketable securities reinvested	—	(24)
Changes in operating assets and liabilities:
Accounts receivable, trade	2,460	46
Inventory	(464)	(129)
Prepaid expenses and other current assets	446	(91)
Income taxes	34	237
Accounts payable	860	3,540
Accrued expenses	(208)	211

Net cash provided by (used in) operating activities	(314)	522

INVESTING ACTIVITIES
Payments for patents	—	(16)
Purchases of marketable securities	(19)	(800)
Proceeds from sale of marketable securities	—	2,700
Purchases of property, plant and equipment	(510)	(744)
Proceeds from sale of property, plant and equipment	160	—
Payments on non-compete agreements	—	(66)

Net cash provided by (used in) investing activities	(369)	1,074

FINANCING ACTIVITIES
Net borrowings (repayments) on line of credit	1,389	(2,741)
Payments on long-term debt	(416)	(625)
Payments of bank commitment fee and other	(137)	—
Proceeds from exercise of stock options	—	13

Cash provided by (used in) financing activities	836	(3,353)

Net increase (decrease) in cash and cash equivalents	153	(1,757)
Cash and cash equivalents at beginning of period	328	1,757

Cash and cash equivalents at end of period	$481	$—

TVI CORPORATION SEGMENT DATA

March 31, 2008 and 2007 and December 31, 2007

(In thousands)

(Unaudited)

	For the Quarters Ended March 31,
	2008	2007
Net revenue
Shelters and related products	$2,429	$3,639
Personal protection equipment	1,088	2,062
SSES rental services	3,020	8,619

	$6,537	$14,320

Operating income (loss)
Shelters and related products	$(653)	$(1,784)
Personal protection equipment	(736)	(149)
SSES rental services	(2,245)	(1,892)

	$(3,634)	$(3,825)

Depreciation and amortization
Shelters and related products	$98	$200
Personal protection equipment	64	42
SSES rental services	608	869

	$770	$1,111

Capital expenditures, gross
Shelters and related products	$4	$70
Personal protection equipment	420	420
SSES rental services	86	254

	$510	$744

	As of
	March 31, 2008	December 31, 2007
Total assets
Shelters and related products	$8,921	$9,713
Personal protection equipment	13,639	12,921
SSES rental services	20,108	21,462

	$42,668	$44,096